UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2013

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland 20716
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2013, the Boards of Directors of Old Line Bancshares, Inc. (the “Registrant”) and its wholly-owned subsidiary, Old Line Bank, appointed Mark A. Semanie as Chief Operating Officer and Acting Chief Financial Officer.

Mr. Semanie, 50, joined the Registrant and Old Line Bank on January 30, 2013, as Executive Vice President.  Prior to joining us, Mr. Semanie had served as Chief Financial Officer of Carrollton Bancorp and Senior Vice President and Chief Financial Officer of Carrollton Bank, located in Columbia, Maryland, since January 2010.   Prior to that he was a self-employed business consultant specializing in the financial services industry from January – December 2009 and was Executive Vice President and Chief Financial Officer for Bay National Bank from October 2000 through December 2008.

Also on May 13, 2013, Old Line Bank entered into an employment agreement with Mr. Semanie to serve as Executive Vice President of Old Line Bank.  This agreement provides for an initial term of two years which may be extended by the board of directors, in its sole discretion, for one additional year or such greater term as the board of directors deems appropriate.  Mr. Semanie’s employment agreement is currently set to expire in March 2015.

Mr. Semanie’s agreement provides for an annual salary of $215,000.  Mr. Semanie may also receive an annual bonus to be determined by the board of directors.  In addition, Mr. Semanie is entitled to receive an annual grant of options to purchase at least 2,250 shares of common stock of the Registrant.  The agreement also provides that Mr. Semanie will receive health insurance consistent with the terms set forth in the plan established by Old Line Bank for its employees, and that Old Line Bank will also pay the premiums for Mr. Semanie to receive the following insurance, consistent with the terms set forth in the plans established by Old Line Bank for its employees: dental; life; short-term disability; and long-term disability.

The agreement terminates upon Mr. Semanie’s death, physical or mental incapacitation, voluntary resignation or termination for cause as defined in the agreement.  Old Line Bank may also terminate the agreement without cause, in which case Mr. Semanie is entitled to salary, benefits and option grants he is then receiving under the agreement, all unvested options he then holds will immediately vest and all options granted during the remaining term of the agreement will vest when granted.

The agreement also contains non-compete, non-solicitation and confidentiality provisions.

The press release announcing Mr. Semanie’s appointment is attached as exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

10.45	Employment Agreement by and between Old Line Bank and Mark A. Semanie dated as of May 13, 2013

99.1	Press Release dated May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: May 13, 2013	By: /s/ Mark A. Semanie
Mark A. Semanie, Chief Operating Officer